SCHEDULE  14C  (Rule  14c-101)
                            INFORMATION  REQUIRED  IN  INFORMATION  STATEMENT

                                   SCHEDULE  14C  INFORMATION

                           Information  Statement  Pursuant  to  Section  14(c)
                       of  the Securities Exchange Act of 1934 (Amendment No.  )


Check  the  appropriate  box:

[  ]  Preliminary  Information  Statement

[  ]  Confidential,  for  Use  of  the  Commission  Only
       (as  permitted  by  Rule  14c-5(d)(2))

[X ]  Definitive  Information  Statement


                           Calvert  World  Values  Fund,  Inc.

                   (Name  of  Registrant  as  Specified  in  Its  Charter)
                             International  Equity  Fund


Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]     No  fee  required.

[  ]    Fee  computed  on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title  of  each  class  of  securities  to  which  transaction  applies:
(2)  Aggregate  number  of  securities  to  which  transaction  applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)  Proposed  maximum  aggregate  value  of  transaction:
(5)  Total  Fee  Paid:

[  ]     Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration statement number, or the Form or Schedule and the date its filing.

(1)  Amount  Previously  Paid:
(2)  Form,  Schedule  or  Registration  Statement  No.:
(3)  Filing  Party:
(4)  Date  Filed:


                          CALVERT  WORLD  VALUES  FUND,  INC.
                            International  Equity  Fund
                        4550  Montgomery  Avenue,  Suite  1000N
                           Bethesda,  Maryland  20814


                            INFORMATION  STATEMENT

               REGARDING  A  CHANGE  OF  CONTROL  OF  THE  FUND'S  SUBADVISOR


This Information Statement is being supplied to all shareholders of the International Equity Fund (the "Fund"), a portfolio of Calvert World Values Fund, Inc. Pursuant to an exemptive order granted by the United States Securities and Exchange Commission on December 17, 1996, the Fund and Calvert Asset Management Company, Inc. (the "Advisor" or "CAMCO"), the Fund's investment adviser, may enter into and materially amend the Investment Subadvisory Agreement without shareholder approval.

The rationale for this grant of authority is that the Advisor's constant supervision of the subadvisor permits the proportion of shareholders' assets subject to particular subadvisor styles to be reallocated (or a new subadvisor introduced or, as is the case here, where control of a subadvisor has changed) in response to changing market conditions or subadvisor performance, in an attempt to improve the Fund's overall performance. In essence, the exemptive order permits the Advisor to select the subadvisor best suited to achieve the Fund's investment objective. The only reason you are receiving this Information Statement is because control of the parent company of the Fund's subadvisor has changed. The Fund's subadvisor, portfolio manager and fees have not changed. Moreover, neither the Fund's investment objective nor its policies have changed.

Obtaining shareholder approval of a change of control of a subadvisor and investment subadvisory agreement imposes costs on the Fund without advancing shareholder interests. Shareholders' interests are adequately protected by their voting rights with respect to the investment advisory agreement and the responsibilities assumed by the Advisor and the Fund's Board of Directors. Further, it has become increasingly difficult to obtain shareholder quorums for shareholder meetings.

Accordingly, pursuant to the exemptive order, as discussed above, as well as in the Prospectus and Statement of Additional Information for the Fund, both dated January 31, 2001, and following the change of control of the parent of the Fund's subadvisor, the Fund is providing information about such change of control. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is expected to be mailed to shareholders of record on or about July 23, 2001.

Shareholders  of  the  Fund  of  record at the close of business on May 31, 2001
("record  date")  are  entitled  to  receive  this  Information  Statement.

As of May 31, 2001 the following shareholder owned of record 5% or more of the shares of the Fund:

Name  and  Address                                  %  of  Ownership


Prudential  Securities  Inc.,  FBO
H  Dean  Bouland,  Trustee
Veritas  TR  A
201  North  Charles  Street
Suite  2400
Baltimore,  MD  21201-4110                           6.51%  of  Class  C


Dubuque  Bank  &  Trust  Co,  Trustee
P.O.  Box  747
Dubuque,  IA  52004-0747                             8.42%  of  Class  I


Key  Trust  Company  C/F
Congregation  of  Sisters  of  St.  Agnes
P.O.  Box  94871
Cleveland,  OH  44101-4871                           31.99%  of  Class  I


National  City  Bank,  Trustee
Sisters  of  the  Third  Order  of  St.  Francis
P.O.  Box  94984
Cleveland,  OH  44101-4984                           54.82%  of  Class  I


Background. CAMCO serves as investment advisor to the Fund and to several other registered investment companies in the Calvert Group of Funds. Calvert Distributors, Inc. ("CDI") serves as the principal underwriter to the Fund. Calvert Administrative Services Company ("CASC") has been retained by the Fund to provide certain administrative services necessary to the conduct of its affairs. CAMCO, CDI and CASC are located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814, and are indirectly wholly-owned subsidiaries of Ameritas Acacia Mutual Holding Company.

CAMCO has traditionally contracted out investment subadvisory services for the Fund. From the Fund's inception through the present, the Fund's subadvisor has been Murray Johnstone International, Ltd. ("MJI"). MJI's principal business office is 875 North Michigan Avenue, Suite 3415, Chicago, Illinois 60611.

The investment subadvisory agreement with MJI as it relates to the Fund is dated as of November 6, 2000. Under the subadvisory agreement, MJI receives a fee from the Advisor based on a percentage of the Fund's average daily net assets. For the Fund's most recent fiscal year ended September 30, 2000, $1,234,111.62 in fees were paid to MJI.

Pursuant to the prior Information Statement mailed to shareholders on approximately December 31, 2000, on November 6, 2000, Aberdeen Asset Management PLC ("Aberdeen") became the parent of MJI. Aberdeen is a financial services company located at One Albyn Place, Aberdeen, United Kingdom. On May 3, 2001, another presumed change in control occurred as the result of a sale by Scottish Provident, an Aberdeen shareholder, of its 35% stake in Aberdeen. As a result of this foregoing development, at a meeting of the Board of Directors held on June 7, 2001, acting pursuant to the exemptive order discussed above, the Board determined to deliver this information statement to the Fund's shareholders.

After careful consideration by the Advisor of the presumed change in control of MJI's controlling entity, Aberdeen, the Advisor recommended, and the Board determined to continue MJI as the subadvisor for the Fund. In order to make its decision, the Board received and subsequently re-evaluated various information about Aberdeen. The Board considered, among other things, the Fund's long-term relationship with MJI and how this has been strengthened by the support of MJI's new parent, Aberdeen, MJI's continued commitment to the Fund's social screens and the Fund's overall expense structure.

Investment Subadvisor. MJI continues as investment subadvisor to the Fund. As of May 31, 2001, MJI had $1.035 billion in assets under management.

MJI currently provides investment advisory services to certain other mutual funds with investment objectives similar to that of the Fund:

Mutual Fund                      Assets Under Management  Annual Management Fees

Calvert  Variable  Series
  Social  International  Equity  Portfolio  $13.5million          $84,000

UAM  MJI  Intl                              $25.2million          $279,000

With respect to these other mutual funds, MJI has not waived, reduced, or otherwise agreed to reduce its compensation under the applicable investment management contracts.

The Fund will continue to be managed by the current portfolio manager, Andrew Preston. Mr. Preston joined MJI in 1985 and has held positions as investment analyst in the United Kingdom and United States Departments of MJI and as a Fund Manager in MJI's Japanese Department. He was appointed a Director of MJI in 1993.

The Fund's investment objective and policies have not changed as a result of the transactions described above. The Fund will continue to seek to provide a high total return consistent with reasonable risk by investing primarily in a globally diversified portfolio of stocks that meet the Fund's investment and social criteria.

MJI's  Principal  Executive  Officers  are  as  follows:

Name and Title with MJI   Name of Company                   Principal Occupation
                          and  Principal  Business  Address


James  Clunie             Murray  Johnstone  International,  Ltd. Chairman  and
                          875  Michigan  Avenue                   Chief
                          Suite  3415                             Investment
                          Chicago,  Illinois  60611               Officer


Andrew  Preston           Murray  Johnstone International, Ltd.   Vice President
                          875  Michigan  Avenue                   Portfolio
                          Suite  3415                             Manager
                          Chicago,  Illinois  60611


Sue  Mullin              Murray Johnstone International, Ltd.     Vice President
                         875  Michigan  Avenue                      -  Marketing
                         Suite  3415
                         Chicago,  Illinois  60611


Renee  Arnold            Murray Johnstone International, Ltd.     Vice President
                         875  Michigan  Avenue
                         Suite  3415
                         Chicago,  Illinois  60611


Steve  Waddell           Murray Johnstone International, Ltd.     Vice President
                         875  Michigan  Avenue
                         Suite  3415
                         Chicago,  Illinois  60611


Julie McDowell           Murray Johnstone International, Ltd.    Equity Research
                         875  Michigan  Avenue                     Analyst
                         Suite  3415
                         Chicago,  Illinois  60611


Investment Subadvisory Agreement. The Investment Subadvisory Agreement (the "Subadvisory Agreement") between the Advisor and MJI contains the same terms as governed the Advisor's current arrangement with MJI. MJI's fee for subadvisory services continues to be paid by the Advisor. Under the Subadvisory Agreement, MJI receives a fee, payable monthly, of 0.45% of the average daily net assets of the Fund.

Annual Reports. The audited Annual Report to Shareholders of the Fund is incorporated by reference into this Information Statement. Copies of the Annual Report and the most recent semi-annual report succeeding the annual report may be obtained without charge by writing to the Fund at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 or by calling (800) 368-2745.